As filed with the Securities and Exchange Commission on November 5, 2002
                                                    Registration No. 333-_____

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                     ------------------------------------


                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933


                        TUMBLEWEED COMMUNICATIONS CORP.
            (Exact Name of Registrant as Specified in Its Charter)


         Delaware                                          94-3336053
 (State or Other Jurisdiction of                        (I.R.S. Employer
Incorporation or Organization)                          Identification No.)


                               700 Saginaw Drive
                        Redwood City, California 94063
                                (650) 216-2000
              (Address, Including Zip Code, and Telephone Number,
             Including Area Code, of Principal Executive Offices)

                       1999 EMPLOYEE STOCK PURCHASE PLAN
                           (Full Title of the Plan)

                              Bernard J. Cassidy
                 Vice President, General Counsel and Secretary
                        Tumbleweed Communications Corp.
                               700 Saginaw Drive
                        Redwood City, California 94063
                    (Name and Address of Agent for Service)

                                (650) 216-2000
         (Telephone Number, including Area Code, of Agent for Service)

                     ------------------------------------


                        CALCULATION OF REGISTRATION FEE

====================================================================================================================|
                                      |                  |  Proposed Maximum  | Proposed Maximum |                  |
                                      |   Amount to be   |   Offering Price   |    Aggregate     |     Amount of    |
Title of Securities to be Registered  |  Registered (1)  |    Per Share       | Offering Price   | Registration Fee |
------------------------------------  |  --------------  |    ---------       | --------------   | ---------------- |
1999 Employee Stock Purchase          |   50,000         |    $1.195 (2)      |   $59,750        |      $6          |
Plan, Common Stock, par value         |                  |                    |                  |                  |
$0.001   per share                    |                  |                    |                  |
====================================================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which may become issuable under the Plan being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Estimated solely for the purposes of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act of 1933, as amended (the "Securities Act") on the basis of the average of the high and low sale prices for a share of common stock of Tumbleweed Communications Corp. as reported on the Nasdaq National Market on November 1, 2002.

                            ______________________

    This Registration Statement shall become effective upon filing in accordance with Rule 462(a) under the Securities Act.

    Pursuant to Instruction E to Form S-8, the Registrant hereby incorporates by reference the contents of Registrant's Registration Statement on Form S-8 (File No. 333-84683), filed August 6, 1999.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Redwood City, state of California, on this 4th day of November, 2002.


                                          TUMBLEWEED COMMUNICATIONS CORP.


                                          By:     /s/ Jeffrey C. Smith
                                              ---------------------------------
                                                      Jeffrey C. Smith
                                                 Chairman of the Board and
                                                  Chief Executive Officer
                                               (Principal Executive Officer)



         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


        Signature                                      Title                                     Date
        ---------                                      -----                                     ----


/s/ Jeffrey C. Smith          Chairman of the Board, President and Chief                    Nov. 4, 2002
-----------------------       Executive Officer (Principal Executive Officer)
Jeffrey C. Smith


/s/ Gregory M. Capitolo       Senior Vice President-Finance and Chief                       Nov. 4, 2002
-----------------------       Financial Officer (Principal Financial Officer
Gregory M. Capitolo           and Principal Accounting Officer)


/s/ Jeffrey C. Smith
-----------------------       Director                                                      Nov. 4, 2002
SJeffrey C. Smith


         *
-----------------------       Director                                                      Nov. 4, 2002
David F. Marquardt


         *
-----------------------       Director                                                      Nov. 4, 2002
Standish H. O'Grady

*By:  /s/ Jeffrey C. Smith
      -----------------------
       Jeffrey C. Smith
       Attorney-in-Fact


       Each person whose signature appears below hereby constitutes and appoints Jeffrey C. Smith and Bernard J. Cassidy, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and additions to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

      Signature                      Title                          Date
      ---------                      -----                          ----


--------------------------
Christopher H. Greendale            Director                       Nov. 4, 2002


-----------------------
Kenneth R. Klein                    Director                       Nov. 4, 2002


-----------------------
Deborah D. Rieman                   Director                       Nov. 4, 2002


/s/ Douglas A. Sabella
-----------------------
Douglas A. Sabella                  Director                       Nov. 4, 2002

                                 EXHIBIT INDEX


Exhibit No.       Description of Exhibit
-----------       ----------------------

    5.1 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding the legality of the securities being registered.

   23.1           Consent of KPMG LLP

   23.2 Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)

   24.1           Power of Attorney (included on signature page).